EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS MARCH 2008

OPERATIONAL PERFORMANCE

HOUSTON, April 1, 2008 - Continental Airlines (NYSE: CAL) today reported a March consolidated (mainline plus regional) load factor of 82.3 percent, 0.3 points below the March 2007 consolidated load factor, and a mainline load factor of 82.6 percent, 0.5 points below the March 2007 mainline load factor. In addition, the carrier reported a record domestic mainline March load factor of 85.2 percent, 1.0 point above March 2007, and an international mainline load factor of 80.0 percent, 1.9 points below March 2007.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 68.4 percent and a mainline segment completion factor of 98.9 percent.

In March 2008, Continental flew 8.3 billion consolidated revenue passenger miles (RPMs) and 10.1 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 4.3 percent and a capacity increase of 4.6 percent as compared to March 2007. In March 2008, Continental flew 7.4 billion mainline RPMs and 9.0 billion mainline ASMs, resulting in a mainline traffic increase of 4.8 percent and a mainline capacity increase of 5.4 percent as compared to March 2007. Domestic mainline traffic was 3.9 billion RPMs in March 2008, up 0.9 percent from March 2007, and domestic mainline capacity was 4.5 billion ASMs, down 0.3 percent from March 2007.

For March 2008, both consolidated and mainline passenger revenue per available seat mile (RASM) are estimated to have increased between 5.5 and 6.5 percent compared to March 2007. For February 2008, consolidated passenger RASM increased 5.4 percent compared to February 2007, while mainline passenger RASM increased 5.3 percent from February 2007.

Continental ended the first quarter of 2008 with unrestricted cash and short-term investments balance of $2.51 billion.  This balance excludes $237 million in par value of student loan-related auction rate securities that were previously classified as short-term investments on our consolidated balance sheets.  These securities were reclassified as long-term investments during the quarter.

Continental's regional operations had a record March load factor of 79.7 percent, 1.3 points above the March 2007 load factor. Regional RPMs were 878.8 million and regional ASMs were 1,102.7 million in March 2008, resulting in flat traffic and a capacity decrease of 1.6 percent versus March 2007.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 2,900 daily departures throughout the Americas, Europe and Asia, serving 144 domestic and 139 international destinations. More than 550 additional points are served via SkyTeam alliance airlines.  With more than 45,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 69 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the fourth consecutive year, FORTUNE magazine named Continental the No. 1 World's Most Admired Airline on its 2007 list of World's Most Admired Companies. Continental was also named the No. 1 airline on the publication's 2007 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the fourth year in a row, and "Best Executive/Business Class" for the fifth consecutive year. For more company information, visit continental.com.

###

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2007 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's high leverage, the significant cost of aircraft fuel, delays in scheduled aircraft deliveries, its high labor and pension costs, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats, an economic downturn in the U.S. and global economies and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
MARCH	2008	2007	Change
REVENUE PASSENGER MILES (000)
Domestic	3,870,731	3,836,151	0.9	Percent

International	3,541,997	3,238,761	9.4	Percent
Transatlantic	1,716,250	1,512,874	13.4	Percent
Latin America	1,169,405	1,045,513	11.8	Percent
Pacific	656,342	680,374	-3.5	Percent

Mainline	7,412,728	7,074,912	4.8	Percent
Regional	878,815	878,401	0.0	Percent
Consolidated	8,291,543	7,953,313	4.3	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,542,933	4,557,383	-0.3	Percent

International	4,428,434	3,955,157	12.0	Percent
Transatlantic	2,203,699	1,870,665	17.8	Percent
Latin America	1,381,112	1,266,020	9.1	Percent
Pacific	843,623	818,472	3.1	Percent

Mainline	8,971,367	8,512,540	5.4	Percent
Regional	1,102,650	1,120,365	-1.6	Percent
Consolidated	10,074,017	9,632,905	4.6	Percent
PASSENGER LOAD FACTOR
Domestic	85.2 Percent	84.2 Percent	1.0	Point

International	80.0 Percent	81.9 Percent	-1.9	Points
Transatlantic	77.9 Percent	80.9 Percent	-3.0	Points
Latin America	84.7 Percent	82.6 Percent	2.1	Points
Pacific	77.8 Percent	83.1 Percent	-5.3	Points

Mainline	82.6 Percent	83.1 Percent	-0.5	Points
Regional	79.7 Percent	78.4 Percent	1.3	Points
Consolidated	82.3 Percent	82.6 Percent	-0.3	Points
ONBOARD PASSENGERS
Mainline	4,539,771	4,438,980	2.3	Percent
Regional	1,578,906	1,572,692	0.4	Percent
Consolidated	6,118,677	6,011,672	1.8	Percent
CARGO REVENUE TON MILES (000)
Total	93,478	93,042	0.5	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2008	2007	Change
REVENUE PASSENGER MILES (000)
Domestic	10,428,767	10,388,006	0.4	Percent

International	9,494,327	8,702,409	9.1	Percent
Transatlantic	4,477,011	3,957,956	13.1	Percent
Latin America	3,182,659	2,902,069	9.7	Percent
Pacific	1,834,657	1,842,384	-0.4	Percent

Mainline	19,923,094	19,090,415	4.4	Percent
Regional	2,356,778	2,359,645	-0.1	Percent
Consolidated	22,279,872	21,450,060	3.9	Percent
AVAILABLE SEAT MILES (000)
Domestic	12,726,079	12,815,560	-0.7	Percent

International	12,551,800	11,308,601	11.0	Percent
Transatlantic	6,208,622	5,296,254	17.2	Percent
Latin America	3,875,205	3,614,142	7.2	Percent
Pacific	2,467,973	2,398,205	2.9	Percent

Mainline	25,277,879	24,124,161	4.8	Percent
Regional	3,097,526	3,125,950	-0.9	Percent
Consolidated	28,375,405	27,250,111	4.1	Percent
PASSENGER LOAD FACTOR
Domestic	81.9 Percent	81.1 Percent	0.8	Points

International	75.6 Percent	77.0 Percent	-1.4	Points
Transatlantic	72.1 Percent	74.7 Percent	-2.6	Points
Latin America	82.1 Percent	80.3 Percent	1.8	Points
Pacific	74.3 Percent	76.8 Percent	-2.5	Points

Mainline	78.8 Percent	79.1 Percent	-0.3	Points
Regional	76.1 Percent	75.5 Percent	0.6	Points
Consolidated	78.5 Percent	78.7 Percent	-0.2	Points
ONBOARD PASSENGERS
Mainline	12,196,376	11,945,443	2.1	Percent
Regional	4,242,642	4,231,307	0.3	Percent
Consolidated	16,439,018	16,176,750	1.6	Percent
CARGO REVENUE TON MILES (000)
Total	261,294	254,071	2.8	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
MARCH	2008	2007	Change
On-Time Performance [1]	68.4%	71.2%	(2.8)	Points
Completion Factor [2]	98.9%	97.7%	1.2	Points
February 2008 year-over-year consolidated RASM change			5.4	Percent
February 2008 year-over-year mainline RASM change			5.3	Percent
March 2008 estimated year-over-year consolidated RASM change			5.5 - 6.5	Percent
March 2008 estimated year-over-year mainline RASM change			5.5 - 6.5	Percent
March 2008 estimated average price per gallon of fuel, including fuel taxes			2.98	Dollars
First Quarter 2008 estimated average price per gallon of fuel, including fuel taxes			2.80	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage